Registration No. 333-103716

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BIOANALYTICAL SYSTEMS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Indiana	35-1345024
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2701 Kent Avenue
West Lafayette, Indiana 47906
(Address of Principal Executive Offices)

1997 Bioanalytical Systems, Inc. Outside
Director Stock Option Plan
(full title of the plan)

Douglas P. Wieten
Vice President-Finance, Chief Financial
Officer and Treasurer
Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, Indiana 47906
(Name and address of agent for service)

(765) 463-4527
(Telephone number, including
area code, of agent for service)

Copies to:

Stephen J. Hackman
Ice Miller
One American Square, Box 82001
Indianapolis, Indiana 46282

         This Amendment No. 1 to Form S-8 is being filed for the purpose of including additional exhibits not filed with the original filing.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of West Lafayette, State of Indiana, on March 11, 2003.

BIOANALYTICAL SYSTEMS, INC. By: /s/ Peter T. Kissinger Peter T. Kissinger, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 11, 2003.

/s/ Peter T. Kissinger Peter T. Kissinger	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Douglas P. Wieten* Douglas P. Wieten	Vice President-Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald E. Shoup* Ronald E. Shoup	Director

/s/ Candice B. Kissinger* Candice B. Kissinger	Director

/s/ William E. Baitinger* William E. Baitinger	Director

/s/ John A. Kraeutler* John A. Kraeutler	Director

/s/ W. Leigh Thompson* W. Leigh Thompson	Director

*Signed by Peter T. Kissinger, Attorney-in-fact

BIOANALYTICAL SYSTEMS, INC.

FORM S-8

INDEX TO EXHIBITS

Exhibit Number Assigned in Regulation S-K Item 601	Description of Exhibit

(4)	Not applicable

(5)	5.01	Opinion of Ice Miller as to the legality of the securities being registered and consent to use of the opinion in this registration statement

(15)	Not applicable

(23)	23.01	Consent of Ernst & Young

23.02	Consent of Ice Miller (included in Exhibit 5.01)

(24)	24.01	Power of Attorney (incorporated by reference to the signature page found on page 4 of the original filing)

(99)	Not applicable